Exhibit 99.1

DATED 11 JUNE 2012

N.V. ZEELAND SEAPORTS

UTB HOLDING B.V.

CENTURY ANODES B.V.

THE TRUSTEES IN THE BANKRUPTCY OF ZEELAND ALUMINIUM COMPANY N.V.

N.V. NATIONALE BORG-MAATSCHAPPIJ

AGREEMENT ON THE TRANSFER AND DIVISION OF RIGHT OF GROUND LEASE AND RIGHT OF SUPERFICIES AND THE TRANSFER OF MOVABLE GOODS
with respect to the property of Zeeland Aluminium Company N.V. (in bankruptcy) on which a cast house, electrolyze plant and anode plant are located

Clause	Headings		Page
	11.7	Assignment	18
	11.8	Partial invalidity	18
	11.9	Rescission after Completion	18
	11.10	No waiver	18
	11.11	Counterparts	19
	11.12	Governing law	19
	11.13	Jurisdiction	19
SCHEDULE 1 (DEFINITIONS)
SCHEDULE 2 (MAP)
SCHEDULE 3 (GENERAL TERMS AND CONDITIONS)
SCHEDULE 4 (ASSET PURCHASE AND TRANSER AGREEMENT UTB/CENTURY)

(2)

THIS Agreement is made on 11 June 2012

BETWEEN:

(1)	N.V. Zeeland Seaports, a public company (naamloze vennootschap) incorporated under the laws of the Netherlands, with its corporate seat in Terneuzen, the Netherlands, registered with the trade register of the Dutch Chamber of Commerce with number 50987496 ("ZSP");
(2)
UTB Holding B.V., a company incorporated under the laws of the Netherlands, with its corporate seat in Utrecht, the Netherlands, registered with the trade register of the Dutch Chamber of Commerce with number 04054158 ("UTB");

(3)
Century Anodes B.V., a company incorporated under the laws of the Netherlands, with its corporate seat in Amsterdam, the Netherlands, registered with the trade register of the Dutch Chamber of Commerce, with number 55195229 ("Century");

(4)	Mr. P.E. Butterman and Mr. B. van Leeuwen, in their capacity of trustees (curatoren) in the bankruptcy of Zeeland Aluminium Company N.V. (the "Trustees"); and
(5)
N.V. Nationale Borg-Maatschappij, a public company (naamloze vennootschap) incorporated under the laws of the Netherlands, with its corporate seat in Amsterdam, the Netherlands, registered with the trade register of the Dutch Chamber of Commerce with number 33011659 ("NB").

The parties to this Agreement are hereinafter collectively referred to as the "Parties" and individually as a "Party".

RECITALS:

(1)	On 29 October 2007 Zeeland Aluminium Company N.V. ("Zalco") and ZSP entered into a deed of transfer, pursuant to which (i) ZSP became the owner of, and (ii) Zalco was granted with a right of ground lease (recht van erfpacht) and a right of superficies (recht van opstal) (together the "Ground Lease") on, a factory property at Frankrijkweg 2, 4389 PB Ritthem, the Netherlands, of approximately 51 hectare, 30 are and 50 centiare (the "Property").
(2)	A first right of mortgage was established on the Ground Lease in favour of NB and ING Bank N.V. and a second right of mortgage on the Ground Lease was established in favour of ZSP.
(3)	On the Property three plants are located: a cast house (the "Cast House"), an electrolyze plant (the "Electrolyze Plant") and an anode plant (the "Anode Plant"), and together with the Cast House and the Electrolyze Plant: the "Plants").
(4)	Zalco was declared bankrupt on 13 December 2011 by the District Court of Middelburg with the appointment of the Trustees as the trustees in bankruptcy and Mr. F.H.E. Boerma as supervisory judge (rechter-commissaris) and shortly thereafter the business activities of Zalco were discontinued.
(5)	The Trustees invited several parties to make a bid to acquire the Plants.

(3)

(6)	Pursuant to the general terms and conditions applicable to the Ground Lease, the Ground Lease may not be transferred or divided (gesplitst) without the consent of ZSP in its capacity of legal owner of the Property. Any successive holders of the Ground Lease on the Property or part of the Property are jointly and severally liable for the existing obligations and liabilities connected with the Ground Lease, such as for (i) the obligation to clean up the property, and (ii) the obligation to remove all buildings and infrastructure following termination of the Ground Lease.
(7)
UTB and Century made a bid (i) to obtain a right of ground lease and a corresponding right of superficies on the property of approximately 169.476 m2 referred to as plot "A" on the map in Schedule 2 (Map) on which the Anode Plant is located (the "Anode Plant Property"), (ii) to obtain a right of ground lease and a corresponding right of superficies on the property of approximately 61.228 m2 referred to as plot "B" on the map in Schedule 2 (Map) on which the Cast House is located (the "Cast House Property") and (iii) to acquire the buildings and constructions, subject to the conditions in Clause 4 of this Agreement, on the property of approximately 252.983 m2 referred to as plot "C" on the map in Schedule 2 (Map) on which the Electrolyze Plant is located (the "Electrolyze Plant Property") under the conditions as set out in this Agreement.

(8)
Subject to the terms and conditions of this Agreement, ZSP wishes to cooperate with: the acquisition of the right of ground lease and a corresponding right of superficies on the Cast House Property by UTB, the buildings and constructions, subject to the conditions in Clause 4 of this Agreement, on the Electrolyze Plant Property by UTB, and the acquisition of the right of ground lease and a corresponding right of superficies on the Anode Plant Property by Century, and approve (i) the division (splitsing) of the Ground Lease into a right of ground lease and corresponding right of superficies on (a) the Cast House Property (the "Cast House Ground Lease"), (b) the Electrolyze Plant Property (the "Electrolyze Plant Ground Lease"), and (c) the Anode Plant Property which includes the quay (Quarleshaven) on the north side of the property (the "Anode Plant Ground Lease" and together with the Cast House Ground Lease and Electrolyze Plant Ground Lease, the "Divided Ground Leases"), in accordance with the map in Schedule 2 (Map) and (ii) the amendment of the terms and conditions of the Anode Plant Ground Lease and the Cast House Ground Lease.

IT IS AGREED as follows:

1.	INTERPRETATION
1.1	In this Agreement the definitions in Schedule 1 (Definitions) are used.
1.2	In this Agreement the headings are for identification only and shall not affect the interpretation of this Agreement.
2.	DIVISION AND AMENDMENT OF GROUND LEASE
2.1	Division and amendment of Ground Lease
	2.1.1	Subject to the terms and conditions of this Agreement, ZSP shall approve:
	2.1.2	the division of the Ground Lease into the Cast House Ground Lease, the Electrolyze Plant Ground Lease and the Anode Plant Ground Lease in accordance with the map in Schedule 2 (Map); and

(4)

	2.1.3	the amendment of the terms and conditions of the Anode Plant Ground Lease and the Cast House Ground Lease.
2.2	Release and discharge

Subject to Completion, ZSP shall grant full and final discharge to UTB and Century with respect to all claims connected with the Ground Lease, having the effect of causing (i) UTB not to have any other obligations after the transfer and division of the Ground Lease referred to in Clause 2.1.2 than the obligations pursuant to the Cast House Ground Lease and Clause 4 of this Agreement and (ii) Century not to have any other obligations in respect of the Anode Plant Property after the transfer and division of the Ground Lease referred to in Clause 2.1.2 than the obligations pursuant to the Anode Plant Ground Lease.

2.3	Terms and conditions of the Cast House Ground Lease and Anode Plant Ground Lease
The following terms and conditions shall be the main terms and conditions applicable to the Cast House Ground Lease and the Anode Plant Ground Lease:
	2.3.1	General terms and conditions

The general terms and conditions with respect to the establishment of ground leases and rights of superficies of ZSP 2010 as attached as Schedule 3 (General Terms and Conditions) shall be applicable to Cast House Ground Lease and Anode Plant Ground Lease to the extent not otherwise agreed upon in this Agreement (the "General Terms and Conditions").

	2.3.2	Responsibility for management of Property
As from the Completion Date UTB and Century shall be responsible and liable for all obligations and costs to be made in connection with the management of the Property.
	2.3.3	Ground rent

The ground rent for the Cast House Property shall be EUR **** per square meter per year, excluding turnover tax and other Taxes due, payable in advance quarterly. The ground rent for the Anode Plant Property shall be EUR **** per square meter per year, excluding turnover tax and other Taxes due, payable in advance quarterly. The ground rent shall be indexed and adjusted annually. The first adjustment shall be on 1 January 2013 with the consumer price index figure for family consumption based on the price level of 1 January 2012 and in accordance with the General Terms and Conditions.

The ground rent with respect to the Cast House Property shall be paid as from the Completion Date and the first quarterly payment shall be received by ZSP from UTB on the Completion Date.

The ground rent with respect to the Anode Plant Property shall be paid as from the Completion Date and the first quarterly payment shall be received by ZSP from Century on the Completion Date.

(5)

2.3.4	Term

The Cast House Ground Lease and Anode Plant Ground Lease will be established for a term of 5 years starting on the Completion Date. Subject to clause 2.3.5, the Cast House Ground Lease and Anode Plant Ground Lease cannot be terminated.

2.3.5	Extension of the ground leases

The Cast House Ground Lease shall be automatically extended for a consecutive period of 5 years after expiry of a 5 year period starting on the Completion Date and subsequently at the end of each five year period unless UTB with a notice period of one year notifies ZSP that it will not extend the Cast House Ground Lease after the relevant 5 year period.

The Anode Plant Ground Lease shall be automatically extended for a consecutive period of 5 years after expiry of a 5 year period starting on the Completion Date and subsequently at the end of each five year period unless Century with a notice period of one year notifies ZSP that it will not extend the Anode Plant Ground Lease after the relevant 5 year period.

If the separate required permits and licenses for the operation of the Anode Plant are not obtained within 18 months after the Completion Date, Century may terminate the Anode Plant Ground Lease, by written notice ultimately five business days after the end of the 18-month period.

ZSP is entitled to terminate the Cast House Ground Lease and Anode Plant Ground Lease unilaterally after a consecutive period of 30 years of the relevant ground lease and subsequently at the end of every consecutive 30 year period thereafter.

ZSP shall have the option to terminate the Anode Plant Ground Lease with respect to the southern part of the Anode Plant Property as set out on the map attached to this Agreement as Schedule 2 (Map) upon the termination of the Cast House Ground Lease, provided that in the event of such termination, ZSP shall cover all of Century's reasonable costs to construct replacement facilities on the Anode Plant Property.

2.3.6	Use

The Cast House Property shall be used exclusively for the operation of the Cast House and related activities.

The Anode Plant Property shall be used exclusively for the operation of the Anode Plant and related activities.

(6)

2.3.7	Right of way

Subject to the obligations of UTB and Century pursuant to the General Terms and Conditions, UTB and Century shall grant a right of way (recht van overpad) to ZSP, the lessees of the Divided Ground Leases, waiting ships (wachtschepen) and ZSP as the owner of the property of ZSP adjacent to the Electrolyze Plant and Anode Plant to the road and quay platform on the Divided Ground Leases in order to provide ZSP, the lessees of the Divided Ground Leases, waiting ships (wachtschepen) and ZSP as the owner of the property of ZSP adjacent to the Electrolyze Plant and Anode Plant reasonable access to, and from, the water, the main road, and the adjacent property of ZSP, provided that Century shall have priority rights in accordance with the conditions set out in the General Terms and Conditions (which, for the avoidance of doubt, cannot be terminated) over ZSP, the lessees of the Electrolyze Ground Lease and Cast House Ground Lease, waiting ships (wachtschepen) and ZSP as the owner of the property of ZSP adjacent to the Electrolyze Plant and Anode Plant in respect of the use of the road and quay platform on the Anode Plant Ground Lease. Century and ZSP agree and confirm that the Quarleshaven quay is a private quay (and not a public quay as referred to in the General Terms and Conditions) and that as a result thereof, Century shall be entitled to charge quay fees for the usage of the Quarleshaven to any third party.

ZSP shall grant or shall procure that Century shall be granted a right of way (recht van overpad) in respect of the Cast House Plant and the Electrolyze Plant to the extent required by Century in respect of the use of the Anode Plant, including, for the avoidance of doubts, any rights of way with respect to infrastructure and mains services, power lines and equipment, information technology lines and equipment or other similar matters.

The track of the right of way (recht van overpad) is indicated on the map in Schedule 2 (Map). The track of the right of way can be reasonably changed by ZSP taking into account the objective of such right of way and the interest of Century. In the event that ZSP changes an existing right of way, ZSP shall cover any reasonable costs of Century to adapt to the changed right of way to build reasonably comparable facilities, including but not limited to the costs of moving any equipment or facilities as a result of the change in the right of way.

UTB and Century shall each pay an amount of EUR **** annually to ZSP as compensation for the obtained right of way. The compensation amount shall be indexed and adjusted annually. The first adjustment shall be on 1 January 2013 with the consumer price index figure for family consumption based on the price level of 1 January 2012.

2.3.8	Infrastructure and mains services

UTB and Century shall before 1 July 2014, arrange for adjustment of the general infrastructure and mains services (nutsvoorzieningen) on the Property, as approved by ZSP, in order to arrange for separate infrastructure and mains services for the Cast House Property and Anode Plant Property.

UTB and Century shall arrange for the (overhead) cables and pipes (kabels en leidingen) on the Electrolyze Plant Property to be relocated to an underground cable and piping street with a width of 6 meters that is located at least 2 meters below ground level. One-third (1/3) of the costs of the aforementioned relocation with an absolute maximum of EUR **** shall be for the account of Century and the remainder of such costs shall be for the account of UTB; it being understood that such relocation costs shall not include any costs of demolition.

Any other costs incurred in respect of the adjustment of the general infrastructure, mains services (nutsvoorzieningen) and cables and lines (kabels en leidingen) shall be paid by Century and UTB on a 50/50% basis.

(7)

2.3.9	Guarantee
2.3.10
Condition of Property on the Completion Date

UTB shall acquire the Cast House Property ultimately at the Completion Date in the condition the Cast House Property is found at the Completion Date.

Century shall acquire the Anode Plant Property ultimately at the Completion Date in the condition the Anode Plant Property is found at the Completion Date.

The condition of the buildings and structures on the Cast House Property and the buildings and structures on the Anode Plant Property at the Completion Date will be set out in a report drawn up by surveyors appointed by ZSP, UTB and Century jointly (the "Cast House Condition Protocol" and the "Anode Condition Protocol" respectively).

The survey shall be finished within one week after Completion or such other period that is reasonably necessary to complete the baseline investigation. The costs of the survey in respect of the buildings and structures on the Cast House shall be split between ZSP and UTB and the costs of the survey in respect of the buildings and structures on the Anode Plant shall be split between ZSP and Century.

(8)

2.3.11
Soil quality

A baseline soil survey shall have been measured (nulmeting) within one week after the Completion Date, or such other period that is reasonably necessary to complete the baseline investigation, to measure the level of contamination of the soil including groundwater, on the Cast House Property and Anode Plant Property at Completion (the "Baseline Measurement"). The company performing the soil survey shall be appointed jointly by ZSP, UTB and Century. The costs of the soil survey shall be divided equally between ZSP, UTB and Century.

On the date of expiry or termination of the Cast House Ground Lease or Anode Plant Ground Lease the baseline shall be measured again using the same methodology, technology (or if the same technology is no longer available, such methodology as is as close as possible to the methodology as used for the Baseline Measurement) and surveyed areas as the Baseline Measurement to check if the contamination of the soil including groundwater, on the Cast House Property or Anode Plant Property has changed (each a "Final Baseline Measurement"). The costs of each soil survey shall be equally divided between ZSP and UTB, or ZSP and Century, respectively.

UTB shall be liable for the contamination of the soil including groundwater on the Cast House Property present on the date of expiry or termination of the Cast House Ground Lease if and to the extent the contamination of the soil including groundwater has increased or new contamination has been found since the Baseline Measurement.

If and to the extent it appears that there is an increase of the contamination of the soil including groundwater on the Anode Plant Property and this increase relates to:

(a)
areas that have been covered by the Baseline Measurement and the Final Baseline Measurement, Century shall be liable for the increase of contamination of the soil, including groundwater, on the Anode Plant Property present on the date of expiry or termination of the Anode Plant Ground Lease, unless Century proves that such increase in contamination is not caused as a result of events on the Anode Plant Property during the Anode Plant Ground Lease;

(b)
areas that have not been covered by the Baseline Measurement and the Final Baseline Measurement, Century shall only be liable for the increase of contamination of the soil, including groundwater, on the Anode Plant Property present on the date of expiry or termination of the Anode Plant Ground Lease, if and to the extent ZSP proves that such increase in contamination is caused as a result of events on the Anode Plant Property during the Anode Plant Ground Lease.

(9)

ZSP has the right to create new baseline measurement spots during the Anode Plant Ground Lease on new areas that have been cleared as a result of destruction of buildings. If a baseline measurement is conducted at such new areas, such baseline measurement shall be the "Baseline Measurement" (as referred to in this Clause) for those areas. ZSP shall not be entitled to create any other new baseline measurement spots during the Anode Plant Ground Lease except in the event of exceptional circumstances, such as incidents (including, but not limited to, leakages) and/or emergency situations.

Century shall inform ZSP promptly of any environmental incident, emergency situation or leakage on the Anode Plant Property.

For the avoidance of doubt, ZSP hereby confirms that Century and UTB shall not be liable for any contamination of the surface water and/or water bottoms as the surface water and/or water bottoms are not part of the Anode Plant Ground Lease and the Cast House Ground Lease, respectively. Century and UTB shall meet the quality standards regarding discharging of water as set out in the environmental permits of the Directorate-General for Public Works and Water Management (Rijkswaterstaat).

2.3.12
Buildings and structures

Except for any changes due to ordinary wear and tear, on the date of expiry or termination of the Cast House Ground Lease, UTB shall deliver the Cast House Property to ZSP in the same condition as it was on the Completion Date as set out in the Cast House Condition Protocol and any additional buildings and structures shall be removed before the date of expiry or termination of the Cast House Ground Lease.

Except for any changes due to ordinary wear and tear, on the date of expiry or termination of the Anode Plant Ground Lease, Century shall deliver the superficies belonging to the Anode Plant Property to ZSP in the same condition as it was on the Completion Date as set out in the Anode Condition Protocol and any additional buildings and structures shall be removed before the date of expiry or termination of the Anode Plant Ground Lease.

Notwithstanding the foregoing, UTB and Century shall be entitled to remove any machinery (including the vacuum unloading cranes) as each of them sees fit, provided that UTB and Century shall leave the structures of the buildings intact, unless UTB or Century, as the case may be, has obtained the prior written consent of ZSP, which shall not be unreasonably withheld.

2.3.13
Refractory Waste

Century shall not be responsible or liable for the refractory waste (including but not limited to the spent cathode lining that is in the soaking basins) located northeast on the Anode Plant Property.

UTB shall remove the refractory waste (including but not limited to the spent cathode lining that is in the soaking basins) located on the Property within 18 months after Completion.

2.3.14
Governing law
The deeds with respect to the transfer and division of the Cast House Ground Lease and the Anode Plant Ground Lease (the "Deeds of Ground Lease") and the guarantee granted by the parent company of UTB and Century shall be governed by the laws of the Netherlands, excluding the regulations of Dutch Private International Law (Nederlands Internationaal Privaatrecht).

(10)

2.3.15
Jurisdiction
The competent court in Rotterdam, the Netherlands, shall have exclusive jurisdiction to settle any dispute in connection with the Deeds of Ground Lease and the guarantees granted by the parent companies of UTB and Century without prejudice to the right of appeal and that of appeal to the Supreme Court.

3.	MOVABLE GOODS

As integral part of the transaction as contemplated by this Agreement UTB shall on the Completion Date sell and transfer all movable goods of the Anode Plant and certain common used movable goods relating to the Anode Plant to Century and Century shall on the Completion Date purchase and accept such movable goods in accordance with the terms and conditions of the asset purchase and transfer agreement between UTB and Century the agreed form draft of which is attached as Schedule 4 (Asset Purchase and Transfer Agreement UTB/Century).

4.	DEMOLISHING AND CLEANING CONDITIONS ELECTROLYZE PROPERTY
4.1	Within 18 months after delivery of a permit for the demolition UTB shall:
(i)
demolish and remove all buildings, structures, objects, infrastructures, railways, cables, pipelines, installations and systems, including foundations, located both above-ground and underground on the Electrolyze Plant Property;

	(ii)	demolish all roads including its foundations except for the access road and emergency road as indicated on the map in Schedule 2 (Map);
(iii)
demolish and remove the foundation piles until 2.5 meters above the Amsterdam Ordnance Datum (Nieuw Amsterdams Peil or NAP) and provide ZSP with a digital map on which the location of the foundation piles located in the ground of the Electrolyze Plant Property are indicated in x,y,z, coordinates in accordance with the Dutch RD coordinate system;

	(iv)	remove all ground contamination on the Electrolyze Property exceeding the soil quality level 'industry' (bodemkwaliteitsklasse 'industrie');
(v)
perform a soil quality investigation and provide a soil quality report (Verkennend bodemonderzoek conform NEN5740), which report must be approved by ZSP, before starting demolishing the Electrolyze Plant and cleaning of the Electrolyze Plant Property and after finishing the demolishing the Electrolyze Plant and cleaning of the Electrolyze Plant Property;

(vi)
level the field of the Electrolyze Plant Property to an equal level with a tolerance of +/- 0.10 m once the obligations under (i), (ii), (iii) and (iv) are completed and have the right to subsequently seed the ground in order to prevent dusting of sand;

	(vii)	not remove any sand or soil from the Electrolyze Plant Property without the prior approval of ZSP unless such removal is required for the obligation set out under (iv) above;

(11)

	(viii)	clean-up refractory waste and any other contamination on the Electrolyze Plant Property;
(ix)
remove the drainage structures and saltwater pumping station including the structures in the Van Cittershaven and shall subsequently repair the slope (talud). The saltwater pumping station shall be moved to a suitable location at either the Cast House Property or the Anode Plant Property to be used to service both the Anode Plant and the Cast House and such use shall be part of the shared services agreement between Century and UTB; and

(x)
provide all information and documentation required by ZSP in order for ZSP to apply for subsidy related to the business sites soil remediation scheme of the Province of Zeeland (bedrijvenregeling Provincie Zeeland).

4.2	UTB shall do its best efforts to obtain the permit for the demolition of the Electrolyze Plant as soon as possible.
4.3	UTB shall bear the costs for and be entitled to the proceeds of demolishing the Electrolyze Plan and cleaning-up of the Electrolyze Plan Property, provided that UTB shall not be entitled to the proceeds of the 5,500 mt solidified aluminium located in the ovens of the Electrolyze Plant. If requested, UTB shall extract the 5,500 mt solidified aluminium from the ovens of the Electrolyze Plant against payment of reasonable compensation.
4.4	The subsidy related to the business sites soil remediation scheme of the Province of Zeeland (bedrijvenregling Provincie Zeeland) that may possibly be granted to ZSP shall be equally divided between ZSP and UTB.
4.5	UTB shall clean-up all of the spent anodes at the Anode Plant Property at its own costs. Century shall not be liable in any way in respect of the clean-up of the spent anodes at the Anode Plant Property nor for any costs in relation thereto.
5.	CANCELLATION OF MORTGAGE RIGHTS AND RIGHTS OF PLEDGE
5.1	Cancellation mortgage right and right of pledge NB

Subject to Completion, NB shall cancel, and shall procure that ING Bank N.V. cancels, its first right of mortgage (which for the avoidance of doubt includes the corresponding right of superficies) on the Ground Lease and its first right of pledge on movable assets of Zalco.

5.2	Cancellation mortgage right and right of pledge ZSP

Subject to Completion, ZSP shall cancel its second right of mortgage (which for the avoidance of doubt includes the corresponding right of superficies) on the Ground Lease and its second right of pledge on movable assets of Zalco.

6.	CONDITIONS OF TRUSTEES
6.1	Permits

(12)

Environmental permits have been issued to Zalco and Zalco is obliged to notify with regard to radio-active radiation, the Agency NL (Agentschap NL). UTB and Century are in this regard fully informed. UTB and Century will take over the responsibility of the products sold and continue on their own account and at their own risk in accordance with the regulations and guidelines to be given thereto by the authorities concerned. Trustees will inform the relevant authorities thereof.

6.2	Staff and records

It is foreseen that for the exploitation of both the Cast House and the Anode Plant at least **** employees are required (**** in total). The Trustees shall terminate all employment agreements with the (former) employees of Zalco prior to Completion to the extent such agreements have not already been terminated. UTB and Century shall give preference to the current members of staff of Zalco above others to fill these vacancies, but is, for the avoidance of doubt, under no obligation to hire such employees.

UTB and Century shall take and keep the financial and personnel records of Zalco in safekeeping in accordance with the applicable regulations and shall give access to this administration to (i) Trustees if and in so far as required for the liquidation of Zalco and (ii) all by law designated authorities, including but not limited to, licensing authorities and tax authorities for the inspection of the administration of Zalco for the purpose of determining the financial obligations of Zalco and the performance thereof by Zalco. In relation to the records, UTB and Century shall act in compliance with Dutch law.

7.	COMPENSATION
7.1	Compensation
The compensation payable by UTB and Century shall be an aggregate amount of EUR 11,525,000 (eleven million and five hundred and twenty five thousand euro) (the "Compensation") of which:
(i) EUR 1,525,000 (one million five hundred and twenty five thousand euro) shall be paid by UTB; and
(ii) EUR 10,000,000 (ten million euro) shall be paid by Century.
7.2	Payment
At Completion, UTB and Century shall pay the Compensation in accordance with Clause 8.
7.3	VAT

The Parties opt for a tax exempt transfer of title in accordance with clause 37D Wet op de omzetbelasting 1968 (Dutch Turnover Tax Act 1968). In the event VAT will be levied at the instruction of the Tax Authority, UTB and Century shall file a VAT return and indemnify ZSP and Trustees for this obligation.

8.	COMPLETION
8.1	Date and place

(13)

Completion shall take place on ultimately 16 June 2012 (the “Completion Date”).
8.2	Completion Events
The following actions are to be completed by the Parties on or before the Completion Date in the order in which they are to be completed by the relevant Party:
	8.2.1	By no later than one day before the Completion Date UTB and Century shall pay the Compensation in accordance with Clause 7.1 of this Agreement by wire transfer into the Notary's Bank Account.
8.2.2
Signing of indemnification arrangements satisfactory to Century and ZSP and all other ancillary documents, if any, to be entered into in connection with the Anode Plant Ground Lease between Century and ZSP.

	8.2.3	NB shall cancel and shall procure that ING Bank N.V. cancels its right of pledge on movable assets of Zalco.
8.2.4
The Notary shall cancel the first right of mortgage of NB and ING Bank N.V. on the Ground Lease (which for the avoidance of doubt includes the corresponding right of superficies) based on a power of attorney that shall be granted to the Notary by NB and ING Bank N.V. in advance.

8.2.5
The Notary shall cancel the second right of mortgage of ZSP on the Ground Lease (which for the avoidance of doubt includes the corresponding right of superficies) based on a power of attorney that shall be granted to the Notary by ZSP in advance.

	8.2.6	After receipt by the Notary of the Compensation, ZSP and UTB shall procure that the Notary executes the Deeds of Ground Lease.
	8.2.7	Following the execution of the Deeds of Ground Lease the Notary shall register the establishment of the Divided Ground Leases in the Land Register (Kadaster).
8.2.8
Upon the execution of the Deeds of Ground Lease the Notary shall transfer the Compensation for same day value to the bank accounts designated by ZSP, NB and the Trustees, respectively, in the following proportions:

		(A)	EUR 8,525,000 (eight million five hundred and twenty five thousand Euro) to the bank account of ZSP with number **** in the name of N.V. Zeeland Seaports;
		(B)	EUR 2,500,000 (two million five hundred thousand Euro) to the bank account of NB with number **** in the name of N.V Nationale Borg-Maatschappij stating 'dossiernummer 11869'; and
		(C)	EUR 500,000 (five hundred thousand Euro) to the bank account of the Trustees with number **** in the name of mr. P.E. Butterman, curator.
8.3	Breach of Completion obligations

(14)

	8.3.1	If any of the obligations under Clause 8.2 are not complied with on or by the Completion Date, the non-defaulting Party shall be entitled, by notice to the other Party, to:
		(A)	defer Completion, in which case the provisions of this Clause 8.3 shall apply to Completion as deferred, without limiting its rights, including the right to claim damages;
		(B)	proceed to Completion as far as practicable, without limiting its rights, including the right to claim damages; or
		(C)	terminate this Agreement.
	8.3.2	If Completion does not take place on the date referred to in Clause 8.1 and this Agreement is terminated pursuant to this Clause 8.3, the provisions of Clause 10 shall apply.
9.	CONFIDENTIALITY AND ANNOUNCEMENTS
9.1	Confidentiality
9.1.1
Subject to Clause 9.1.2 and Clause 9.2, each Party shall treat as strictly confidential and not disclose or use any information relating to this Agreement or any ancillary matter and the negotiations leading up to this Agreement.

	9.1.2	The restrictions contained in Clause 9.1.1 shall not apply if and to the extent:
		(A)	disclosure is required by any law or by a court;
		(B)	disclosure is required by any securities exchange or regulatory or governmental body;
		(C)	disclosure is required by the Trustees in the public liquidation report;
		(D)	disclosure is necessary to enforce this Agreement in court proceedings;
		(E)	the other Parties have given their written consent to disclosure;
		(F)	the information has come into the public domain through no fault of the relevant Party's group;
		(G)	disclosure is necessary to obtain the advice of any professional advisor;
		(H)	disclosure is necessary within the relevant Party's group.

In the event of a disclosure of information pursuant to Clause 9.1.2 (A), (B) or (C), the disclosing Party shall consult with the other Parties as to the contents, form and timing of the disclosure to be made.

9.2	Announcements

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9.2.1
Subject to Clause 9.2.2, none of the Parties shall make any announcement before or after Completion with respect to this Agreement or any ancillary matter without the prior written consent of the other Parties, such consent not to be unreasonably withheld or delayed.

9.2.2
A Party may make an announcement with respect to this Agreement or any ancillary matter if required by any law to which that Party is subject, provided that such Party shall endeavour to consult with the other Parties and take into account any reasonably comments of the other Parties prior to making any such announcement.

10.	EFFECT OF TERMINATION
If this Agreement is terminated pursuant to Clause 8.3:
10.1.1
all rights and obligations of the Parties under this Agreement shall end except for this Clause 10, the Clauses 1 (Interpretation), 9 (Confidentiality and Announcements), 11.3 (Notices), 11.12 (Governing law) and 11.13 (Jurisdiction) that will remain in full force and effect;

	10.1.2	a Party shall not be relieved from liability for a breach prior to termination of any of its obligations in this Agreement;
	10.1.3	subject to clauses 10.1.1 and 10.1.2, the Parties will no longer have the right to invoke or rely on any of the rights or statements included in this Agreement.
11.	GENERAL PROVISIONS
11.1	No joint and several liability
Century and UTB shall not be jointly and severally liable for their respective obligations pursuant to this Agreement.
11.2	Further assurance
At or following Completion the Parties shall sign all documents and undertake and perform all acts necessary for the fulfilment of their respective obligations under this Agreement.
11.3	Notices
All notices, consents, waivers and other communications under this Agreement must be in writing in English and delivered by hand or sent by registered mail, express courier, fax or e-mail to the appropriate addresses and fax numbers set out below, or to such addresses and fax numbers as a Party may notify to the other Parties from time to time. A notice shall be effective upon receipt and shall be deemed to have been received at the time of delivery, if delivered by hand, registered mail or express courier, or at the time of successful transmission, if delivered by fax or e-mail.

To ZSP:

Name: N.V. Zeeland Seaports

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Address: Schelpenpad 2, 4531 PD Terneuzen, the Netherlands
Fax number: ****
E-mail: ****
Attention: Mr. J. van der Hart
With a copy to:

Name: Marcel Pater
Address: Schelpenpad 2, 4531 PD Terneuzen, the Netherlands
Fax number: ****
E-mail: ****
Attention: Mr. M. Pater
To UTB:

Name: UTB Holding B.V.
Address: Maliebaan 108, 3581 CZ Utrecht, the Netherlands
Fax number: ****
E-mail: ****
Attention: D.J. Uittenbogert
With a copy to:

Name: Stassen & Kemps Advocaten B.V.
Address: Luchthavenweg 81.114
Fax number: ****
E-mail: ****
Attention: P.W.H. Stassen
To Century:

Name: Century Anode B.V.
Address: c/o Century Aluminum Company
2511 Garden Road
Monterey, CA 93924
United States of America
Fax number: ****
E-mail: ****
Attention: General Counsel
With a copy to:

Name: NautaDutilh
Address: Weena 750, 3014 DA
Fax number: ****
E-mail: ****
Attention: Jeroen Preller
To the Trustees:

Name: Mr. P.E. Butterman and Mr. B. Van Leeuwen, in their capacity of trustees in the bankruptcy of Zeeland Aluminium Company N.V.
Address: Stationspark 34, 4462 DZ Goes
Fax number: ****
E-mail: ****

To NB:

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Name: N.V. Nationale Borg-Maatschappij Address: Keizersgracht 165, 1016 DP Amsterdam Fax number: **** E-mail: **** Attention: Mr. G.J. Geerlings
11.4	Taxes and expenses

All expenses in relation to the transactions contemplated and effectuated by this Agreement, including extensions of the Cast House Ground Lease and the Anode Plant Ground Lease, shall be payable by UTB and Century, except for the legal fees and disbursements to be paid by each Party, which shall be paid by each Party itself.
The transfer tax (overdrachtsbelasting) due in respect of the initial five year term of the Cast House Ground Lease (the "de Rechten B" as defined in the draft notarial deed) as well as any extension thereof in accordance with Clause 2.3.5 shall be payable by UTB.
The transfer tax (overdrachtsbelasting) due in respect of the initial five year term of the Anode Plant Ground Lease (the "de Rechten A" as defined in the draft notarial deed) as well as any extension thereof in accordance with Clause 2.3.5 shall be payable by Century.
In respect of the split of the Ground Lease and the amendment of the rights under the Ground Lease reference is made to the ruling (vaststellingsovereenkomst) concluded with the Tax Authorities (belastingdienst Zuidwest), a copy of which is attached to this Agreement, confirming that no transfer tax (overdrachtsbelasting) is due.
Transfer tax (overdrachtsbelasting) in relation to the Electrolyze Ground Lease shall not be payable by UTB and Century.

11.5	Entire agreement

This Agreement constitutes the entire agreement between the Parties relating to the transactions contemplated by this Agreement. This Agreement supersedes and terminates any preceding or concurrent oral or written agreements between the Parties and no Party shall have any right or remedy against any other Party arising out of or in connection with any such preceding or concurrent agreements unless stated otherwise in this Agreement.

11.6	Amendment
This Agreement may only be amended by mutual agreement in writing.
11.7	Assignment

None of the Parties may assign or procure the assumption of its rights and obligations under this Agreement, either in whole or in part, to any other person without the prior written consent of the other Parties, which consent shall not be unreasonably withheld.

11.8	Partial invalidity

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. Any such invalid or unenforceable provision shall be replaced or be deemed to be replaced by a provision that is considered to be valid and enforceable. The interpretation of the replacing provision shall be as close as possible to the intent of the invalid or unenforceable provision.

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11.9	Rescission after Completion

The Parties waive their right to nullify (vernietigen) this Agreement after Completion pursuant to Article 6:228 of the Dutch Civil Code, rescind (ontbinden) this Agreement after Completion pursuant to Article 6:265 of the Dutch Civil Code, or amend this Agreement after Completion pursuant to Article 6:230 of the Dutch Civil Code.

11.10	No Waiver

The rights of any Party under this Agreement are without prejudice to all other rights and remedies available to such Party and no failure by any Party to exercise, and no delay in exercising, any right under this Agreement, in the event of breach of contract by any Party hereto will operate as a waiver of such right or any other right under this Agreement.

11.11	Counterparts

This Agreement may be signed in any number of counterparts each of which, when executed by one or more of the Parties, shall constitute an original. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or PDF-file sent by email shall be effective as delivery of an original counterpart of this Agreement.

11.12	Governing Law
This Agreement is governed by the laws of the Netherlands, excluding the regulations of Dutch Private International Law (Nederlands Internationaal Privaatrecht).
11.13	Jurisdiction

The competent court in Rotterdam, the Netherlands, shall have exclusive jurisdiction to settle any dispute in connection with this Agreement without prejudice to the right of appeal and that of appeal to the Supreme Court.

[signature page follows on the next page]

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THUS AGREED AND SIGNED ON 11 JUNE 2012,

N.V. Zeeland Seaports		N.V. Zeeland Seaports /s/ J. van der Hart
By:		By:	J. van der Hart
Title:		Title:	CEO

UTB Holding B.V. /s/ D.J. Uittenbogert		UTB Holding B.V. /s/ D.J. Uittenbogert
By:	D.J. Uittenbogert	By:	D.J. Uittenbogert
Title:	Director	Title:	Director

Century Anodes B.V. /s/ William J. Leatherberry		Century Anodes B.V. /s/ Michelle Lair
By:	William J. Leatherberry	By:	Michelle Harris
Title:	Director	Title:	Director

N.V. Nationale Borg-Maatschappij /s/ Drs. G.J.H.M. Geerlings		N.V. Nationale Borg-Maatschappij /s/ R.H. Fortuijn
By:	Drs. G.J.H.M. (Gijs-Jan) Geerlings	By:	R.H. (Rob) Fortuijn
Title:	Head Risk Management General Proxy Holder	Title:	Senior Risk Manager Special Proxy Holder

/s/ P.E. Butterman		/s/ B. van Leeuwen
By:	Mr. P.E. Butterman	By:	Mr. B. van Leeuwen
Title:	Trustee in the Bankruptcy of Zalco	Title:	Trustee in the bankruptcy of Zalco

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SCHEDULE 1 (DEFINITIONS)

"Agreement" means this agreement including the recitals and all Schedules and Appendices, as amended in accordance with its terms;

"Anode Plant" has the meaning given in the recitals of this Agreement;

"Anode Condition Protocol" has the meaning given in Clause 2.3.10;

"Anode Plant Ground Lease" has the meaning given in the recitals of this Agreement;

"Cast House" has the meaning given in the recitals of this Agreement;

"Cast House Condition Protocol", has the meaning given in Clause 2.3.10;

"Cast House Ground Lease" has the meaning given in the recitals of this Agreement;

"Cast House Property" has the meaning given in the recitals of this Agreement;

"Century" has the meaning given in the opening of this Agreement;

"Compensation" has the meaning given in Clause 7.1;

"Completion" means the completion of the transaction pursuant to Clause 8;

"Completion Date" has the meaning given in Clause 8.1;

"Deed of Ground Lease" has the meaning given in Clause 2.3.14;

"Divided Ground Leases" has the meaning given in the recitals of this Agreement;

"Electrolyze Plant" has the meaning given in the recitals of this Agreement;

"Electrolyze Plant Ground Lease" has the meaning given in the recitals of this Agreement;

"General Terms and Conditions" has the meaning given in Clause 2.3.1;

"Ground Lease" has the meaning given in the recitals of this Agreement;

"NB" has the meaning given in the opening of this Agreement;

"Notary's Bank Account" means the bank account number [•] with [•] in the name of [•];

"Party" has the meaning given in the opening of this Agreement;

"Plants" has the meaning given in the recitals of this Agreement;

"Property" has the meaning given in the recitals of this Agreement;

"Tax" or "Taxation" means all forms of local and national taxes, duties, levies, transfer taxes or other imposts or withholdings imposed by or payable to any Tax Authority including penalties, additions, interest, costs and expenses relating to such taxes, duties, levies, transfer taxes or other imposts or withholdings;

"Tax Authority" means any local or national authority in or outside the Netherlands having the power to impose or collect Tax;

"Trustees" has the meaning given in the opening of this Agreement;

"UTB" has the meaning given in the opening of this Agreement;

"Zalco" has the meaning given in the opening of this Agreement;

"ZSP" has the meaning given in the opening of this Agreement.

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